Exhibit 10.15

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER THE PONCE FINANCIAL GROUP, INC.
2023 LONG-TERM INCENTIVE PLAN

Name of Grantee:

No. of Restricted Stock Units:

Grant Date:

Pursuant to the Ponce Financial Group, Inc. 2023 Long-Term Incentive Plan as amended through the date hereof (the “Plan”), Ponce Financial Group, Inc. (the “Company”) hereby grant to the Grantee named above the number of Restricted Stock Units indicated above (the “Award”). Each Restricted Stock Unit represents an unfunded, unsecured right to receive one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Committee.

1. Substitution. The Company reserves the right at any time prior to the vesting of a Restricted Stock Unit granted hereunder to substitute therefor an equivalent number of Restricted Shares under the Plan. Any such substituted Restricted Shares shall be subject to the same vesting requirements as the Restricted Stock Units they replaced. Any such Restricted Shares awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the shareholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such Restricted Shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below. The Grantee shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank.

2. Restrictions and Conditions.

(a) Any book entries for Restricted Shares substituted pursuant to Paragraph 1 above shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Except as otherwise permitted by the Plan, Restricted Stock Units granted hereunder (and Restricted Shares substituted pursuant to Paragraph 1) may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee.

(c) Except as provided in Paragraph 2(d), if the Grantee ceases to be a Non-Employee Director for any reason other than death prior to vesting of any Restricted Stock Units (or

Restricted Shares substituted pursuant to Paragraph 1), all Restricted Stock Units granted hereunder (and any Restricted Shares substituted pursuant to Paragraph 1) shall immediately and automatically be forfeited. If the Grantee ceases to be a Non-Employee Director on account of death, all Restricted Stock Units (and Restricted Shares substituted pursuant to Paragraph 1) granted herein shall be immediately vested.

(d) Upon a Change of Control, all Restricted Stock Units (and Restricted Shares substituted pursuant to Paragraph 1) granted herein shall be immediately vested.

3. Vesting. The Restricted Stock Units granted hereunder shall vest (and in the case of Restricted Shares substituted pursuant to Paragraph 1 above restrictions and conditions in Paragraph 2 of this Agreement shall lapse) on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains a Non-Employee Director on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of Restricted Stock Units (or Restricted Shares) specified as vested on such date.

Incremental Number of Restricted Stock Units (or Restricted Shares) Vested	Vesting Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

As soon as practicable (and in no case more than 30 days) after Restricted Stock Units become vested, the Company will pay the vested Restricted Stock Units by delivering to Grantee a number of shares of Stock equal to the number of Restricted Stock Units that vested.

4. Rights as Stockholder; Dividend Equivalents. The Participant or a permitted transferee in accordance with the Plan shall have no rights as a stockholder with respect to any shares of Stock underlying a Restricted Stock Unit (including rights with respect to voting or to receive dividend or Dividend Equivalent Rights) unless and until the Grantee shall have become the holder of record or the beneficial owner of the shares of Stock pursuant to Paragraph 3 above), and no adjustment shall be made for dividend or distributions or other rights in respect of such shares for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Transferability. Except as otherwise permitted by the Plan, this Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7. No Obligation to Continue as a Non-Employee Director. Neither the Plan nor this Award Agreement confers upon the Grantee any rights with respect to continuance as a Non-Employee Director.

8. Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

9. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11. Clawback. This Agreement and any payments hereunder are subject to the terms of the Company’s recoupment, clawback or similar policy as in effect from time to time, as well as any similar provisions of applicable law, including Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Dodd Frank Wall Street Reform and Consumer Protection Act. As of the effective date of this Plan, the Company’s policy provides that in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in accordance with the provisions of Section 10D of the Exchange Act and the rules and regulations adopted by the NASDAQ Stock Market LLC in compliance therewith, in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Company will recover from Grantee, if Grantee is a current or former executive officer of the Company who received incentive-based compensation during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, determined by the Compensation Committee of the Board of Directors of the Company to be in excess of what would have been paid to the executive officer under the accounting restatement. In addition, the Company shall recover from Grantee any Award recoverable under Section 304 of the Sarbanes-Oxley Act of 2002.

12. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

PONCE FINANCIAL GROUP, INC.

By:

Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:

Grantee’s Signature

Grantee’s name and address: